Australian Financial Services Licence

MONEYTECH LIMITED

ABN: 77 106 249 852

Licence No: 421414

was licensed as an Australian Financial Services Licensee pursuant to section 913B of the Corporations Act 2001. The conditions of the licence are hereby varied from the date hereunder. The licensee shall continue to be licensed as an Australian Financial Services Licensee subject to the conditions and restrictions which are prescribed, and to the conditions contained in this licence and attached schedules.

Effective 23 November 2012

Authorisation

1. This licence authorises the licensee to carry on a financial services business to:
   - (a) provide financial product advice for the following classes of financial products:
     - (i) deposit and payment products including:
       - (A) basic deposit products;
       - (B) deposit products other than basic deposit products; and
       - (C) non-cash payment products;
     - (ii) derivatives; and
     - (iii) foreign exchange contracts;
   - (b) deal in a financial product by:
     - (i) issuing, applying for, acquiring, varying or disposing of a financial product in respect of the following classes of financial products:
       - (A) deposit and payment products limited to:
         - (1) non-cash payment products;
       - (B) derivatives; and
       - (C) foreign exchange contracts; and
     - (ii) applying for, acquiring, varying or disposing of a financial product on behalf of another person in respect of the following classes of products:
       - (A) deposit and payment products including:
         - (1) basic deposit products;
         - (2) deposit products other than basic deposit products; and
         - (3) non-cash payment products; and
   - (c) make a market for the following financial products:
     - (i) foreign exchange contracts; and
     - (ii) derivatives;

   to retail and wholesale clients.

ASIC

Australian Securities & Investments Commission

MONEYTECH LIMITED

ABN: 77 106 249 852

Licence No: 421414

Effective 23 November 2012

Schedule of Conditions

Key Person Requirements

2. If any of the following officer(s) or key person(s) cease to be officers of the licensee or to perform duties on behalf of the licensee with respect to its financial services business:
   (a) **Hugh EVANS; and**
   (b) **Jason HUGO;**

   the licensee must notify ASIC in writing within 5 business days of the following matters:
   (c) the date the officer or key person ceased to be an officer of the licensee or to perform duties on behalf of the licensee with respect to its financial services business; and
   (d) the name, address, date of commencement, educational qualifications and experience of any replacement officer or key person the licensee has appointed to perform duties on behalf of the licensee with respect to its financial services business; and
   (e) if the licensee does not have a replacement officer or key person, detailed reasons as to why the licensee has not nominated a replacement; and
   (f) a detailed description of how the licensee will continue to comply with the Act and the conditions of this licence following the officer or key person(s) identified above, or any replacement of such person, ceasing to be an officer of the licensee or to perform duties on behalf of the licensee with respect to its financial services business.

Compliance Measures to Ensure Compliance with Law and Licence

3. The licensee must establish and maintain compliance measures that ensure, as far as is reasonably practicable, that the licensee complies with the provisions of the financial services laws.

Training Requirements for Representatives

4. The licensee must for any natural person who provides financial product advice to retail clients on behalf of the licensee (including the licensee if he or she is a natural person):
   (a) identify the tasks and functions that person performs on behalf of the licensee; and
   (b) determine the appropriate knowledge and skills requirements required to competently perform those tasks and functions; and
   (c) implement procedures for continuing training.

5. The licensee must ensure that any natural person who provides financial product advice to retail clients on behalf of the licensee (including the licensee if he or she is a natural person):
   (a) has completed training courses at an appropriate level that are or have been approved by ASIC in writing that are relevant to those functions and tasks; or
   (b) has been individually assessed as competent by an assessor that is or has been approved by ASIC in writing; or

(c) in respect of financial product advice on basic deposit products and facilities for making non-cash payments that are related to a basic deposit product, has completed training courses that are or have been assessed by the licensee as meeting the appropriate level that are relevant to those functions and tasks.

6. Condition 5 does not apply in relation to:

(a) a natural person who is a customer service representative and who provides financial product advice:

(i) derived from a script approved by a natural person who complies with paragraphs 5(a), (b) and (c) ("qualified person"); or

(ii) under the direct supervision of a qualified person present at the same location; or

(b) a natural person who is a para-planner or trainee adviser and who provides financial product advice under the direct supervision of a qualified person who is, in addition to the licensee, responsible for:

(i) ensuring that any financial product advice that is provided by the para-planner or trainee adviser for which a Statement of Advice must be given, is reflected in a Statement of Advice that has been reviewed by the qualified person before the Statement of Advice is given, to ensure that the Statement of Advice would comply with all of the requirements of the Act; and

(ii) managing and leading any verbal explanation of the financial product advice to the client,

where the licensee has established procedures to ensure that the natural person does not provide financial product advice to retail clients on behalf of the licensee, other than in the manner specified in this paragraph, and the licensee monitors whether or not those procedures are effective.

7. Condition 5 does not apply in relation to financial product advice:

(a) given to retail clients in advertising to which section 1018A of the Act applies, provided that:

(i) this licence authorises the provision of financial product advice; and

(ii) a responsible officer of the licensee approves such advertising before its publication or dissemination to retail clients; or

(b) for which there is an exemption under the Act from the obligation to hold a licence; or

(c) given to retail clients in respect of a margin lending facility before 1 July 2011.

Notification to Current or Former Representative's Clients

8. Where, under Division 8 of Part 7.6 of the Act:

(a) ASIC makes a banning order against a current or former representative of the licensee; or

(b) the Court makes an order disqualifying a current or former representative of the licensee;

the licensee must, if directed in writing by ASIC, take all reasonable steps to provide the following information in writing to each retail client to whom the representative had provided personal advice within the 3 years prior to the date of the banning order or disqualification order:

(c) the name of the representative; and

(d) any authorised representative number allocated to the representative by ASIC; and

(e) the terms of the banning or disqualification order; and

(f) contact details of the licensee for dealing with enquiries and complaints regarding the banning or disqualification or the conduct of the representative as a representative of the licensee.

Financial Requirements for Market Participants and Clearing Participants

9. Where the licensee is a market participant in a licensed market, or a clearing participant in a licensed CS facility, conditions 10 to 17 (inclusive) do not apply to the licensee.

Base Level Financial Requirements

10. The licensee must:

(a) be able to pay all its debts as and when they become due and payable; and

(b) either:

(i) have total assets that exceed total liabilities as shown in the licensee's most recent balance sheet lodged with ASIC and have no reason to suspect that the licensee's total assets would currently not exceed its total liabilities; or

(ii) have adjusted assets that exceed adjusted liabilities calculated at the balance date shown in the licensee's most recent balance sheet lodged with ASIC and have no reason to suspect that the licensee's adjusted assets would currently not exceed its adjusted liabilities; and

(c) meet the cash needs requirement by complying with one of the following five options:

(i) Option 1 (reasonable estimate projection plus cash buffer) – refer to definition of "Option 1" under this licence; or

(ii) Option 2 (contingency based projection) – refer to definition of "Option 2" under this licence; or

(iii) Option 3 (financial commitment by an Australian ADI or comparable foreign institution) – a requirement that an Australian ADI or a foreign deposit-taking institution approved in writing by ASIC as an eligible provider gives the licensee an enforceable and unqualified commitment to pay on demand from time to time an unlimited amount to the licensee, or the amount for which the licensee is liable to its creditors at the time of the demand to the licensee's creditors or a trustee for the licensee's creditors, that the licensee reasonably expects will apply for at least three months, taking into account all commercial contingencies for which the licensee should reasonably plan; or

(iv) Option 4 (expectation of support from an Australian ADI or comparable foreign institution) – a requirement that the licensee:

(A) is a subsidiary of an Australian ADI or a corporation approved by ASIC in writing for the purpose of this condition; and

(B) reasonably expects that (based on access to cash from its related bodies corporate) it will have adequate resources (when needed) to meet its liabilities for at least the next three months (including any additional liabilities that the licensee might incur during that period), taking into account all adverse commercial contingencies for which the licensee should reasonably plan; and

(C) ensures that a responsible officer of the licensee has documented that the officer has the reasonable expectation for at least the following three month period together with the reasons for forming the expectation, the contingencies for which the licensee considers it is reasonable to plan, the assumptions made concerning the contingencies and the basis for selecting those assumptions; or

(v) Option 5 (parent entity prepares cash flow projections on a consolidated basis) – a requirement that the licensee ensures that:

(A) the cash flows of the licensee and each of its related bodies corporate, other than any body regulated by APRA ("licensee group"), are managed on a consolidated basis; and

(B) there is a body corporate within the licensee group of which all members of the licensee group are subsidiaries that is not a body regulated by APRA ("parent entity"); and

(C) the parent entity complies with Option 1 or Option 2 as if it were the licensee, cash flows of any member of the licensee group were cash flows of the licensee and any cash held by a member of the licensee group, other than as trustee or as trustee of a relevant trust, were so held by the licensee; and

(D) a report by the parent entity's auditor that is a registered company auditor is given to ASIC with the licensee's annual audit report under condition 18 of this licence, in relation to each financial year of the licensee and for any other period that ASIC requests, by a date that ASIC requests, with respect to compliance by the parent entity with Option 1 or Option 2 as they would apply in accordance with subparagraph (C), reflecting the report that would be required from the auditor of a licensee, for that period purporting to comply with Option 1 or Option 2; and

(E) either of the following applies:

Alternative A – the parent entity has provided an enforceable and unqualified commitment to pay on demand from time to time an unlimited amount to the licensee or to meet the licensee's liabilities which the licensee reasonably expects will apply for at least the next three months taking into account all adverse commercial contingencies for which the licensee should reasonably plan; or

Alternative B – the licensee reasonably expects that (based on access to cash from members of the licensee group), it will have adequate resources to meet its liabilities (including any additional liabilities that the licensee might incur while the commitment applies) for at least the next three months taking into account all adverse commercial contingencies for which the licensee should reasonably plan and a responsible officer of the licensee has documented that the officer has the reasonable expectation in respect of at least the following three months together with the reasons for forming the expectation, the contingencies for which the licensee considers it is reasonable to plan, the assumptions made concerning the contingencies and the basis for selecting those assumptions; and

(F) the licensee has no reason to believe that the parent entity has not complied with the requirement at subparagraph (C) or has failed to comply in a material respect with its obligations under Chapter 2M of the Act or, if the parent entity is not a company, under any other laws (whether law in Australia or not) relating to financial reporting that apply to it.

For 5 years after the end of the last financial year that includes a part of the period to which any document prepared for subparagraph (c)(iv)(C) or Alternative B in subparagraph (c)(v)(E) relates, the licensee must keep the document and give it to ASIC if ASIC requests.

Financial Requirements for Foreign Exchange Dealers

11. Where:

(a) the licensee carries on a business of entering, as principal, into foreign exchange contracts that are financial products in Australia; and

(b) a counterparty to a foreign exchange contract that the licensee enters into as principal in Australia covered by this licence is a person who is not:

(i) an authorised deposit-taking institution within the meaning of the Banking Act 1959; or

(ii) a person that is required under their AFS licence to have $10 million of tier one capital,

the licensee must either:

(c) have $10 million of tier one capital, as defined in the Australian Prudential Regulation Authority's ("APRA") Prudential Standards and Guidance Notes for Authorised Deposit-Taking Institutions as in force at the date of this licence; or

(d) have adjusted surplus liquid funds ("ASLF") of the sum of:

(i) $50,000; plus

(ii) 5% of adjusted liabilities between $1 million and $100 million; plus

(iii) 0.5% of adjusted liabilities for any amount of adjusted liabilities exceeding $100 million,

up to a maximum ASLF of $100 million.

Financial Requirements for Holding Client Money or Property

12. If at any time the licensee:

(a) is required to hold money in a separate account under Division 2 of Part 7.8 of the Act; or

(b) holds money or other property on trust for a client or is required to do so under Regulation 7.8.07(2) of the Corporations Regulations or otherwise; or

(c) has the power to dispose of a client's property under power of attorney or otherwise;

the licensee must ensure that the licensee has at least $50,000 in surplus liquid funds ("SLF") unless the total value of the money and property for all clients is less than $100,000 excluding:

(d) money that has satisfied a client's liability on an insurance contract where the licensee is acting under a binder or section 985B of the Act applies, or property acquired by investment of that money; or

(e) the value of property where the licensee merely holds a document of title, and the client has legal title to the property.

MONEYTECH LIMITED

ABN: 77 106 249 852

Licence No: 421414

Effective 23 November 2012

Schedule of Conditions

Financial Requirements for Licensee Transacting with Clients

13. If the licensee incurs actual or contingent liabilities of the relevant kind by entering into a transaction with a client(s) in the course of providing a financial service to the client(s), the licensee must have adjusted surplus liquid funds ("ASLF") of the sum of:

(a) $50,000; plus

(b) 5% of adjusted liabilities between $1 million and $100 million; plus

(c) 0.5% of adjusted liabilities for any amount of adjusted liabilities exceeding $100 million,

up to a maximum ASLF of $100 million.

This condition does not apply to the licensee if:

(d) the total of:

(i) the current liabilities that would be included in the calculation of the licensee's adjusted liabilities; and

(ii) the contingent liabilities that if crystallised would be a current liability and be included in the calculation of the licensee's adjusted liabilities,

is less than $100,000; or

(e) the licensee has no:

(i) liabilities to clients that would be included in calculating its adjusted liabilities; or

(ii) contingent liabilities to clients which if crystallised would be included in calculating its adjusted liabilities,

other than under debentures the licensee issued under Chapter 2L of the Act.

For the purpose of paragraphs (d) and (e), the licensee may disregard a liability or a contingent liability that:

(f) is a contingent liability that is neither a derivative nor a liability from underwriting securities or managed investment products; or

(g) the licensee reasonably estimates has a probability of less than 5% of becoming an actual liability; or

(h) is covered by money or property that the licensee holds in a separate account under Part 7.8 of the Act or on trust for clients; or

(i) is adequately secured as defined in paragraph (a) or (b) of the definition of "adequately secured" under this licence; or

(j) is a liability incurred by entering into a transaction on a licensed market that is to be settled using a clearing and settlement facility, the operation of which is authorised by an Australian CS facility licence; or

(k) is under a foreign exchange contract and the licensee is required to have $10 million of tier one capital under another condition of this licence because the licensee has entered a foreign exchange contract as principal; or

(l) is under a derivative where:

(i) the licensee does not make a market in derivatives; and

(ii) the licensee entered into the dealing for the purposes of managing a financial risk; and

(iii) either the licensee's dealings in derivatives are not a significant part of its business or of the business of it and its related bodies corporate taken together; and

ASIC
Australian Securities & Investments Commission

(iv) the licensee did not enter into the dealing on the instructions of another person; or

(m) is under a foreign exchange contract where the licensee:

(i) does not make a market in foreign exchange contracts; and

(ii) entered into the contract for the purposes of enabling a payment in one of the currencies under the foreign exchange contract; and

(iii) did not enter into the foreign exchange contract on the instruction of another person; or

(n) occurs in circumstances where a licensee agrees to provide credit to another person under a margin lending facility and the credit remains undrawn or a portion of the credit remains undrawn.

In this condition, a reference to a client includes a person who acquires or disposes of financial products in a transaction that the licensee entered into at a price the licensee stated in the course of making a market.

Reporting Triggers and Requirements for Financial Requirement Conditions of this Licence

14. The licensee must ensure the reporting requirements under conditions 15 and 16 of this licence are met where either paragraph (a) or paragraph (b) applies:

(a) the trigger points described in paragraphs (i) and (ii) below occur:

(i) the licensee has adjusted liabilities of more than $1 million and less than or equal to $100 million; and

(ii) the licensee has an ASLF of less than 5.5% of adjusted liabilities; or

(b) the trigger points described in paragraphs (i), (ii) and (iii) below occur:

(i) the licensee has adjusted liabilities of more than $100 million; and

(ii) the licensee does not have $100 million ASLF; and

(iii) the licensee has an ASLF that is less than $500,000 above the minimum ASLF required under condition 13 of this licence.

15. Where the licensee's ASLF is below the trigger points, the licensee must not enter into any transactions with clients that could give rise to further liabilities, contingent liabilities or other financial obligations until the licensee's board or other governing body has certified in writing that, having conducted reasonable enquiry into its financial position, there is no reason to believe that the licensee will fail to comply with its obligations under section 912A of the Act.

16. Where the licensee's board or other governing body has made the certification required under condition 15, the licensee must ensure that the licensee's board or other governing body certifies in writing at least monthly that, having conducted reasonable enquiry into its financial position, there is no reason to believe that the licensee will fail to comply with its obligations under section 912A of the Act until the licensee's ASLF continuously exceeds the trigger point for a period exceeding one month.

17. The licensee must keep each certification issued by the licensee's board or other governing body under conditions 15 and 16 of this licence for at least 5 years from the date of such certification. The licensee must provide ASIC with a copy of each certification within 3 business days of the date of each certification.

Audit Opinion on Financial Requirements

18. The licensee must lodge with ASIC an opinion by a registered company auditor ("the audit opinion") addressed to the licensee and ASIC for the following periods:
   - (a) for each financial year, at the same time the licensee is required to lodge a balance sheet under Part 7.8 of the Act; and
   - (b) for any period of time that ASIC requests, by the date ASIC requests the audit opinion to be lodged;

   that states whether during:
   - (c) any part of the period for which the licensee:
     - (i) relied on being a market participant or a clearing participant, on a positive assurance basis, the licensee was a participant in the market conducted by:
       - (A) ASX; or
       - (B) SFE, that restricted its financial services business to participating in the market and incidental business supervised by SFE; and
     - (ii) relied on being a body regulated by APRA, on a positive assurance basis, the licensee was a body regulated by APRA; and
   - (d) any remaining part of the period:
     - (i) in the auditor's opinion, the licensee:
       - (A) complied with all the financial requirements under conditions 10 to 17 (inclusive) of this licence other than paragraph 10(c) of this licence, except for paragraph (e) of the definition of "Option 1" under this licence if the licensee purports to comply with "Option 1"; and
       - (B) except for any period stated in the report when the licensee purports to comply with subparagraph 10(c)(iii), (iv) or (v), had at all times a projection (covering at least the following 3 months) that purports to, and appears on its face to comply with, paragraph (a) of the definition of "Option 1" or paragraph (a) of the definition of "Option 2" under this licence (depending on which option the licensee purports to be complying with); and
       - (C) except for any period stated in the report when the licensee purports to comply with subparagraph 10(c)(iii), (iv) or (v), correctly calculated the projections on the basis of the assumptions the licensee adopted for the projections described in subparagraph (d)(i)(B) of this condition; and
       - (D) for any period when the licensee relied on subparagraph 10(c)(iii) of this licence, has obtained from an Australian ADI or a foreign deposit-taking institution approved in writing by ASIC as an eligible provider an enforceable and unqualified commitment to pay on demand from time to time an unlimited amount to the licensee, or the amount for which the licensee is liable to its creditors at the time of demand to the licensee's creditors or a trustee for the licensee's creditors; and

(E) for any period when the licensee relied on subparagraph 10(c)(iv), following an examination of the documents prepared for subparagraph 10(c)(iv)(C), the licensee complied with subparagraph 10(c)(iv)(A) and subparagraph 10(c)(iv)(C) for the period to which the report relates; and

(F) for any period when the licensee relied on subparagraph 10(c)(v), the licensee complied with subparagraph 10(c)(v)(A) and (B); and

(G) for any period when the licensee relied on Alternative A in subparagraph 10(c)(v)(E), the parent entity has provided an enforceable and unqualified commitment to pay on demand from time to time an unlimited amount to the licensee or to meet the licensee's liabilities.

(ii) except for any period stated in the report when the licensee purports to comply with subparagraph 10(c)(iii), (iv) or (v), following an examination of the documents the licensee relies on in complying with "Option 1" or "Option 2" as defined under this licence, the auditor has no reason to believe that:

(A) the licensee did not satisfy the requirements of paragraph 912A(1)(h) of the Act for managing the risk of having insufficient financial resources to comply with the conditions of this licence; or

(B) the licensee failed to comply with the cash needs requirement using either "Option 1" or "Option 2" as defined under this licence (as applicable) except for:

(1) paragraphs (a), (c) and (e) of the definition of "Option 1" as defined under this licence; or

(2) paragraphs (a) and (c) of the definition of "Option 2" as defined under this licence; or

(C) if the licensee relied on "Option 1" as defined under this licence, the assumptions the licensee adopted for its projection were unreasonable; or

(D) if the licensee relied on "Option 2" as defined under this licence, the basis for the selection of assumptions to meet the requirements for its projection adopted was unreasonable; and

(iii) for any period when the licensee relied on subparagraph 10(c)(iv), following an examination of the documents prepared for subparagraph 10(c)(iv)(C), the auditor has no reason to believe that:

(A) the licensee did not satisfy the requirements of paragraph 912A(1)(h) of the Act for managing the risk of having insufficient financial resources to comply with the conditions in this licence; and

(B) the basis for the selection of the assumptions adopted was unreasonable; and

(iv) for any period when the licensee relied on subparagraph 10(c)(v) under Alternative B, following an examination of the documents prepared for Alternative B, the auditor has no reason to believe that:

(A) the licensee did not satisfy the requirements of paragraph 912A(1)(h) of the Act for managing the risk of having insufficient financial resources to comply with the conditions in this licence; or

(B) the basis for the selection of the assumptions adopted was unreasonable.

External Disputes Resolution Requirements

19. Where the licensee provides financial services to retail clients, the licensee must be a member of one or more External Disputes Resolution Scheme(s) ("EDRS") which covers, or together cover, complaints made by retail clients in relation to the provision of all of the financial services authorised by this licence.

MONEYTECH LIMITED

ABN: 77 106 249 852

Licence No: 421414

Effective 23 November 2012

Schedule of Conditions

20. Where the licensee ceases to be a member of any EDRS, the licensee must notify ASIC in writing within 3 business days:
    (a) the date the licensee ceases membership of the EDRS(s); and
    (b) the reasons the licensee's membership of the EDRS(s) has ceased (including circumstances where the EDRS is no longer operating, failure by the licensee to renew their membership of the EDRS or where the EDRS has terminated the licensee's membership of the EDRS); and
    (c) details of the new EDRS(s) the licensee intends to or has joined (including the date the membership commences and the name of the EDRS); and
    (d) details that provide confirmation that the licensee is covered by EDRS(s) covering complaints made by retail clients in relation to the provision of all of the financial services authorised by this licence.

Prohibition to Operate Managed Discretionary Account Service

21. The licensee must not provide an MDA service to a retail client except when operating a registered scheme.

Retention of Financial Services Guides, Statements of Advice and Material Relating to Personal Advice

22. Where the licensee provides financial product advice to retail clients, the licensee must ensure that copies (whether in material, electronic or other form) of the following documents are retained for at least the period specified:
    (a) each Financial Services Guide ("FSG") (including any Supplementary FSG) given by or on behalf of the licensee, or by any authorised representative of the licensee while acting in that capacity - for a period commencing on the date of the FSG and continuing for at least 7 years from when the document was last provided to a person as a retail client; and
    (b) a record of the following matters relating to the provision of personal advice to a retail client (other than personal advice for which a Statement of Advice ("SOA") is not required or for which a record of the advice is kept in accordance with subsection 946B(3A)):
        (i) the client's relevant personal circumstances within the meaning of subparagraph 945A(1)(a)(i); and
        (ii) the inquiries made in relation to those personal circumstances within the meaning of subparagraph 945A(1)(a)(ii); and
        (iii) the consideration and investigation conducted in relation to the subject matter of the advice within the meaning of paragraph 945A(1)(b); and
        (iv) the advice, including reasons why advice was considered to be "appropriate" within the meaning of paragraphs 945A(1)(a) to (c),

        for a period of at least 7 years from the date that the personal advice was provided;
    (c) any SOA provided by or on behalf of the licensee, or by any authorised representative of the licensee while acting in that capacity - for a period of at least 7 years from the date the document was provided to the client.

ASIC
Australian Securities & Investments Commission

23. The licensee must establish and maintain measures that ensure, as far as is reasonably practicable, that it and its representatives comply with their obligation to give clients an FSG as and when required under the Act. The licensee must keep records about how these measures are implemented and monitored.

Terms and Definitions

In this licence references to sections, Parts and Divisions are references to provisions of the Corporations Act 2001 ("the Act") unless otherwise specified. Headings contained in this licence are for ease of reference only and do not affect interpretation. Terms used in this licence have the same meaning as is given to them in the Act (including, if relevant, the meaning given in Chapter 7 of the Act) and the following terms have the following meanings:

actual or contingent liabilities of the relevant kind means:

(a) an actual or contingent monetary liability; or

(b) an actual or contingent liability under a non-standard margin lending facility, in the circumstances determined under the terms of the facility, to transfer marketable securities to the client.

adequately secured means:

(a) secured by an enforceable charge over financial products (other than financial products issued by the licensee or its associate) if:

  (i) the financial products are:

    (A) regularly traded on:

      (1) a financial market (as defined in subsection 767A(1) of the Act and disregarding subsection 767A(2) of the Act) operated by a market licensee or a licensee other than the licensee or its associate that in the reasonable opinion of the licensee produces sufficiently reliable prices to assess the value of the security provided by the charge;

      (2) an ASIC-approved foreign market under ASIC Regulatory Guide 72 (formerly referred to as Policy Statement 72) as at the date of this licence; or

      (3) a foreign market approved in writing for the purpose by ASIC; or

    (B) interests in a registered scheme for which withdrawal prices are regularly quoted by the responsible entity and the licensee believes on reasonable grounds that withdrawal may be effected within 5 business days; and

  (ii) the market value of these financial products equals not less than 120% of the amount owing or not less than 109% of the amount owing if the financial products are debt instruments; or

(b) secured by a registered first mortgage over real estate that has a fair market valuation at least equal to 120% of the amount owing; or

(c) owing from an eligible provider; or

(d) secured by an enforceable charge over amounts owing to another licensee which themselves are adequately secured.

adjusted assets means the value of total assets as they would appear on a balance sheet at the time of calculation made up for lodgement as part of a financial report under Chapter 2M of the Act if the licensee were a reporting entity:

(a) minus the value of excluded assets that would be included in the calculation; and

(b) minus the value of any receivable of the licensee that would be included in the calculation, up to the amount that the licensee has excluded from adjusted liabilities on the basis that there is an enforceable right of set-off with that receivable; and

(c) minus the value of any assets that would be included in the calculation that are encumbered as a security against liability to a person that provides a security bond to ASIC up to the amount of the bond; and

(d) minus the value of any assets that would be included in the calculation that may be required to be applied to satisfy a liability under a credit facility that is made without recourse to the licensee up to the amount of that liability excluded from adjusted liabilities; and

(e) plus

(i) the amount of any eligible undertaking that is not an asset; or

(ii) if the eligible undertaking is for an unlimited amount, an unlimited amount;

provided that if the eligible undertaking is given by a person who is an eligible provider only because of paragraph (b) of the definition of "eligible provider" under this licence, the amount added may be no more than one quarter of the eligible provider's net assets (excluding intangible assets) as shown in the most recent audited financial statements lodged with ASIC; and

(f) for calculating ASLF, plus the value of any current assets of any trust (other than a registered scheme) of which the licensee is trustee as if they would appear on the balance sheet as assets of the licensee except to the extent the value exceeds the sum of:

(i) the current liabilities of the trust as if they would appear on the balance sheet as assets of the licencee; and

(ii) any adjustments to ASLF that are a result of current assets, liabilities and contingent liabilities of the trust for accounting purposes being included in calculating adjustments; and

(g) for calculating ASLF, plus the value of the applicable percentage as set out in paragraphs (c)(i) and (iii) of the definition of "standard adjustments" under this licence of the value of any current assets that would be acquired in return for paying a contingent liability as set out in paragraphs (c)(i) and (iii) of the definition of "standard adjustments" under this licence up to the value of the applicable percentage of the relevant contingent liability.

adjusted liabilities means the amount of total liabilities as they would appear on a balance sheet at the time of calculation made up for lodgement as part of a financial report under Chapter 2M of the Act if the licensee were a reporting entity:

(a) minus the amount of any liability under any subordinated debt approved by ASIC; and

(b) minus the amount of any liability that is the subject of an enforceable right of set-off, if the corresponding receivable is excluded from adjusted assets; and

(c) minus the amount of any liability under a credit facility that is made without recourse to the licensee; and

(d) for calculating ASLF, plus the amount of the total current liabilities of any trust (other than a registered scheme) of which the licensee is trustee as if they would appear on the balance sheet as liabilities of the trustee; and

(e) plus the value of any assets that are encumbered as a security against another person's liability where the licensee is not also liable, but only up to the amount of that other person's liability secured or the value of the assets encumbered after deducting any adjustments under this licence, whichever is lower.

adjusted surplus liquid funds or ASLF means surplus liquid funds minus either:

(a) the standard adjustments (refer to the definition of "standard adjustments" under this licence); or

(b) such other adjustments as ASIC may from time to time consent to in writing.

clearing participant means a clearing participant in the licensed clearing and settlement facility ("CS Facility") as defined in the operating rules of Australian Clearing House Pty Limited ("ACH"), as at the date of this licence, that complies with those operating rules relating to financial requirements, taking into account any waiver by ACH.

customer service representative means call centre staff or front desk staff who deal with initial queries from customers.

derivative means "derivatives" as defined in section 761D of the Act (including regulation 7.1.04 of the Corporations Regulations) and:

(a) includes "managed investment warrants" as defined in this licence; and

(b) excludes "derivatives" that are "foreign exchange contracts" as defined in this licence.

eligible custodian means:

(a) an Australian ADI; or

(b) a market participant or a clearing participant; or

(c) a subcustodian appointed by a person of the kind referred to in (a) or (b) of this definition.

eligible provider means:

(a) an Australian ADI; or

(b) an entity (other than a registered scheme of which the licensee or the licensee's associate is the responsible entity):

   (i) whose ordinary shares are listed on a licensed market or an ASIC-approved foreign exchange under ASIC Regulatory Guide 72 (formerly referred to as Policy Statement 72) as at the date of this licence; and

   (ii) that had net assets (excluding intangible assets) of more than $50 million, as shown in the most recently audited financial statements of the provider lodged with ASIC; and

   (iii) that the licensee has no reason to believe no longer has net assets of at least that amount; or

(c) an Australian government (i.e. the Commonwealth or a State or Territory government) or a government of a country that is a member of the Organisation for Economic Co-operation and Development ("OECD country government"), or an agency or instrumentality of an Australian or OECD country government; or
(d) a foreign deposit-taking institution that is regulated by an ASIC - approved regulator; or
(e) a foreign deposit-taking institution approved in writing by ASIC for this purpose; or
(f) an Australian CS facility licensee; or
(g) an entity approved by ASIC in writing for this purpose.

eligible undertaking means the amount of a financial commitment that is:
(a) payable on written demand by the licensee (disregarding any part previously paid or any amount that would be repayable as a current liability or, for calculating NTA, as a liability by the licensee if money were paid), provided by an eligible provider in the form of an undertaking to pay the amount of the financial commitment to the licensee, and that:
   (i) is an enforceable and unqualified obligation; and
   (ii) remains operative (even if, for example, the licensee ceases to hold an AFS licence) until ASIC consents in writing to the cancellation of the undertaking; or
(b) approved in writing by ASIC as an eligible undertaking.

excluded assets means:
(a) intangible assets (i.e. non-monetary assets without physical substance); and
(b) except when allowed under paragraphs (e) or (f) of this definition, assets owing or receivables ("receivables") from or assets invested in, any person who:
   (i) is an associate of the licensee; or
   (ii) was an associate of the licensee at the time the liability was incurred or the investment was made; or
   (iii) became liable to the licensee because of, or in connection with, the acquisition of interests in a managed investment scheme the licensee operates; and
(c) except when allowed under paragraph (g) of this definition, assets:
   (i) held as a beneficial interest or an interest in a managed investment scheme; or
   (ii) invested in any superannuation product, in respect of which the licensee or its associate may exercise any form of power or control; and
(d) except when allowed under paragraphs (e) or (f) of this definition, receivables from the trustee of any trust in respect of which the licensee or its associate may exercise any form of power or control; and
(e) despite paragraphs (b) and (d) of this definition, a receivable is not excluded to the extent that:
   (i) it is adequately secured; or
   (ii) the following apply:

(A) it is receivable as a result of a transaction entered into by the licensee in the ordinary course of its business on its standard commercial terms applicable to persons that are not associated with the licensee on an arm's length basis; and

(B) no part of the consideration in relation to the transaction is, in substance, directly or indirectly invested in the licensee; and

(C) the total value of such assets (before any discount is applied) is not more than 20% of the assets less liabilities of the licensee; and

(D) for the purposes of calculating ASLF, the amount is further discounted by 10% of the value after any adjustment required by paragraph (a) or (b) of the definition of "adjusted surplus liquid funds" in this licence; or

(iii) the following apply:

(A) it is receivable from an insurance company that is a body regulated by APRA and results from a transaction entered into by the licensee in the ordinary course of its business on its standard commercial terms applicable to persons that are not associated with the licensee on an arm's length basis; and

(B) there is no reason to believe that any amount invested in the licensee would not have been invested if the transactions that caused the receivable had not taken place or were not at the time of the investment expected to take place; and

(C) there is no reason to believe that the recoverability of the receivable will materially depend on the value of an investment by any person in the licensee; and

(D) the total value of the receivables under this subparagraph (iii) before any adjustment required by paragraph (a) or (b) of the definition of "adjusted surplus liquid funds" in this licence is applied is not more than 60% of the adjusted liabilities of the licensee disregarding this subparagraph (iii); or

(iv) ASIC consents in writing to the licensee treating the amount owing as not being an excluded asset; and

(f) despite paragraphs (b) and (d) of this definition, the licensee can include a receivable amount to the extent that it is owing by way of fees from, or under rights of reimbursement for expenditure by the licensee out of property of, a superannuation entity as defined in the Superannuation Industry (Supervision) Act 1993, an IDPS or a registered scheme ("scheme") to the extent that the receivable:

(i) exceeds amounts invested by the scheme in, or lent (other than by way of a deposit with an Australian ADI in the ordinary course of its banking business) directly or indirectly by the scheme to, the licensee, a body corporate the licensee controls, a body corporate that controls the licensee or a body corporate that the licensee's controller controls; and

(ii) if receivable by way of fees, represents no more fees than are owing for the last 3 months; and

(iii) if receivable under rights of reimbursement for expenditure by the licensee, has not been receivable for more than 3 months; and

(g) despite paragraph (c) of this definition, the licensee does not have to exclude a managed investment product unless any part of the amount invested is, in substance, directly or indirectly, invested in the licensee.

foreign exchange contracts means "foreign exchange contracts" as defined in section 761A of the Act (including regulation 7.1.04 of the Corporations Regulations) and includes "derivatives", as defined in section 761D of the Act, that are foreign exchange contracts.

managed investment warrant means a financial product:

(a) that is a financial product of the kind referred to in subparagraph 764A(1)(b)(ii) or 764A(1)(ba)(ii); and

(b) would be a derivative to which section 761D applies apart from the effect of paragraph 761D(3)(c); and

(c) that is transferable.

market participant means:

(a) a participant as defined in the operating rules of ASX Limited ("ASX"), as at the date of this licence (other than a Principal Trader, unless the Principal Trader is registered as a Market Maker), who complies with the ASX's operating rules that relate to financial requirements, taking into account any waiver by ASX; or

(b) a participant in the licensed market operated by Sydney Futures Exchange Limited ("SFE") that:

  (i) restricts its financial services business to participating in the licensed market and incidental business supervised by SFE; and

  (ii) complies with the SFE's operating rules, as at the date of this licence, that relate to financial requirements, taking into account any waiver by SFE.

MDA service means a service with the following features:

(a) a person ("the client") makes client contributions; and

(b) the client agrees with another person that the client's portfolio assets will:

  (i) be managed by that other person at their discretion, subject to any limitation that may be agreed, for purposes that include investment; and

  (ii) not be pooled with property that is not the client's portfolio assets to enable an investment to be made or made on more favourable terms; and

  (iii) be held by the client unless a beneficial interest but not a legal interest in them will be held by the client; and

(c) the client and the person intend that the person will use client contributions of the client to generate a financial return or other benefit from the person's investment expertise.

net tangible assets or NTA means adjusted assets minus adjusted liabilities.

old law securities options contracts means "options contracts" as defined under section 9 of the Act immediately prior to 11 March 2002 which were "securities" as defined under section 92(1) of the Act immediately prior to 11 March 2002.

Option 1 means the reasonable estimate projection plus cash buffer basis where the licensee is required to:

(a) prepare a projection of the licensee's cash flows over at least the next 3 months based on the licensee's reasonable estimate of what is likely to happen over this term; and

(b) document the licensee's calculations and assumptions, and describe in writing why the assumptions relied upon are the appropriate assumptions; and

(c) update the projection of the licensee's cash flows when those cash flows cease to cover the next 3 months or if the licensee has reason to suspect that an updated projection would show that the licensee was not meeting paragraph (d) of this definition; and

(d) demonstrate, based on the projection of the licensee's cash flows, that the licensee will have access when needed to enough financial resources to meet its liabilities over the projected term of at least 3 months, including any additional liabilities the licensee projects will be incurred during that term; and

(e) hold (other than as trustee) or be the trustee of a relevant trust that holds, in cash an amount equal to 20% of the greater of:

   (i) the cash outflow for the projected period of at least 3 months (if the projection covers a period longer than 3 months, the cash outflow may be adjusted to produce a 3-month average); or

   (ii) the licensee's actual cash outflow for the most recent financial year for which the licensee has prepared a profit and loss statement, adjusted to produce a 3-month average.

For the purposes of this definition references to the licensee's cash flow include the licensee's own cash flow and any cash flow of a relevant trust but do not include cash flows of any other trust.

For the purposes of paragraph (e) of this definition, "cash" means:

(A) current assets valued at the amount of cash for which they can be expected to be exchanged within 5 business days; or

(B) a commitment to provide cash from an eligible provider that can be drawn down within 5 business days and has a maturity of at least a month;

but does not include any cash in a relevant trust if the licensee has reason to believe that the cash will not be available to meet all of the projected cash flows of the licensee.

Option 2 means the cash needs requirement on the contingency-based projection basis where the licensee is required to:

(a) prepare a projection of the licensee's cash flows over at least the next 3 months based on the licensee's estimate of what would happen if the licensee's ability to meet its liabilities over the projected term (including any liabilities the licensee might incur during the term of the projection) was adversely affected by commercial contingencies taking into account all contingencies that are sufficiently likely for a reasonable licensee to plan how they might manage them; and

(b) document the licensee's calculations and assumptions, and describe in writing why the assumptions relied upon are the appropriate assumptions; and

(c) update the projection of the licensee's cash flows when those cash flows cease to cover the next 3 months or if the licensee has reason to suspect that an updated projection would show that the licensee was not meeting paragraph (d) of this definition; and

(d) demonstrate, based on the projection of the licensee's cash flow, that the licensee will have access when needed to enough financial resources to meet its liabilities over the projected term of at least 3 months, including any additional liabilities the licensee might incur during that term.

For the purposes of this definition references to the licensee's cash flow include any cash flow of a relevant trust.

regulated trust account means:

(a) a trust account maintained by an authorised trustee corporation under the law of a State or Territory; or

(b) a solicitor's trust account; or

(c) a real estate agent's trust account; or

(d) a trust account maintained by an entity other than the licensee and that provides protections similar to the accounts described in paragraphs (a) to (c) of this definition, and is approved by ASIC for the purpose in writing.

relevant trust means, for the purposes of the definitions of "Option 1" and "Option 2" of this licence, a trust:

(a) where substantially all of the financial services business carried on by the licensee is carried on as trustee of a trust; and

(b) that it is not a registered scheme or a superannuation entity as defined in subsection 10(1) of the Superannuation Industry (Supervision) Act 1993.

standard adjustments means:

(a) discounts as follows:

 (i) 8% for the values that reflect obligations to pay the licensee a certain sum maturing beyond 12 months unless the interest rate applicable is reset to reflect market interest rates at least annually; and

 (ii) 16% for the values that reflect any assets other than:

  (A) an obligation to pay the licensee a certain sum; or

  (B) a derivative; or

  (C) an interest in property held in trust by another licensee under Division 3 of Part 7.8 of the Act or the rights to money held by another licensee in an account under section 981B of the Act; and

(b) 8% of the values that reflect others' obligations to pay the licensee a certain sum except to the extent that the asset is adequately secured or is a right against another licensee in respect of money or property held by that other licensee in an account under section 981B or held in trust under Division 3 of Part 7.8 of the Act; and

(c) the following amounts for contingent liabilities and contingent liabilities of any trust (other than a registered scheme) of which the licensee is trustee:

(i) 5% of any contingent liabilities that can be quantified under an underwriting or sub-underwriting of financial products except:

(A) during the 5 business days after the commitment is assumed; and

(B) during any period it is unlawful to accept applications for the financial products to which the underwriting relates (such as under subsection 727(3) or section 1016B) and the period ending 5 business days after the first day on which it becomes lawful to accept applications; and

(C) to the extent that the underwriter holds funds from persons seeking to acquire the financial products subject to the underwriting; and

(ii) 5% of the potential liability of any contingent liabilities that can be quantified under a derivative other than to the extent there is an offsetting position in any of the following or a combination of the following:

(A) the "something else" for the purposes of paragraph 761D(1)(c) of the Act; and

(B) another derivative relating to that something else; and

(C) a thing that is so similar to the something else as to make the probability of net loss from the liability under the derivative exceeding any increase in the value of the thing less than 5% in the reasonable and documented opinion of the licensee,

except to the extent that the licensee is of the reasonable opinion that the risk that they will become liabilities (or become liabilities to a greater extent than taken into account for the purposes of applying the adjustment) because of a change in the price or value of the something else is trivial; and

(iii) 20% of the potential liability of any contingent liabilities that can be quantified under a guarantee or indemnity;

(d) the relevant percentage as set out in subparagraphs (c)(ii) and (c)(iii) of the amounts that in the licensee's reasonable opinion is the maximum amount that the licensee may be liable for in relation to a contingent liability referred to in paragraph (c) where the maximum liability cannot be quantified; and

(e) where the licensee has agreed to sell an asset that it does not hold, the amount of the adjustment that would apply if it held that asset is to be applied against adjusted assets.

For the purposes of this definition, the risk that a contingent liability will become a liability may be treated as trivial if the probability that this will occur is reasonably estimated by the licensee as less than 5%.

For the purposes of paragraphs (a) and (b) of this definition, discounts apply against the value of current assets:

(f) used in calculating "adjusted assets" in this licence; and

(g) of any trust (other than a registered scheme) of which the licensee is a trustee (see subparagraph (f)(ii) of the definition of "adjusted assets" in this licence); and

(h) that are deducted under paragraph (c) of the definition of "adjusted assets" in this licence as assets to which recourse may be had for a liability of the licensee where the licensee's liability is limited to those assets but the total discounts applied to those assets shall not exceed any excess of the value of the licensee's assets to which recourse may be taken over the amount of the liability; and

(i) that is the applicable percentage of the current assets that would be acquired in return for paying a contingent liability referred to in subparagraph (c)(i) or (iii) of this definition including rights against a sub-underwriter (see paragraph (g) of the definition of "adjusted assets" in this licence).

The licensee does not have to apply the discounts to the value of amounts payable from a client in the ordinary course of its financial services business for financial products that the client has agreed to buy, if the money is required to be—and in the reasonable estimation of the licensee probably will be—paid no more than 5 business days after the client became liable.

surplus liquid funds or SLF means adjusted assets minus adjusted liabilities:

(a) plus any non-current liabilities that were used in calculating adjusted liabilities and the value of any assets that are encumbered (where the licensee is not liable and the assets do not secure another person's current liability) that were deducted when calculating the licensee's adjusted liabilities; and

(b) minus any non-current assets that were used in calculating adjusted assets; and

(c) if the licensee is an eligible provider under paragraph (b) of the definition of "eligible provider" under this licence—plus one quarter of the value of the licensee's non-current assets minus any intangible assets and the amount of its non-current liabilities.

trigger point means either of the trigger points described in condition 14 of this licence.